UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

Acxiom Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-13163                                           71-0581897
(Commission File Number) (IRS Employer Identification No.)

601 E. Third St., Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, Acxiom Corporation (the “Company”) entered into a Deferred Compensation Plan (the “Plan”) with Dr. Phil Mui, the Company’s Chief Product and Engineering Officer and Executive Vice President.  Under the terms of the Plan, the Company agreed to credit a Deferred Compensation Account (the “Account”) with $100,000 per year over a five-year period for the benefit of Dr. Mui, or any beneficiary he designates.  Amounts credited to the Account, as adjusted for earnings or losses, will become fully vested on the fifth anniversary of the date on which such amount was originally credited to the Account or in the event of Dr. Mui’s death or disability.  Both the vesting of amounts in the Account and the Company’s obligation to pay those amounts are contingent on Dr. Mui remaining employed by the Company through the date of the applicable event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 3, 2014

ACXIOM CORPORATION

By:	/s/ Jerry C. Jones
Name: Jerry C. Jones
Title:	Chief Ethics and Legal Officer & Executive Vice President